 Exhibit 10.40

LOAN AGREEMENT

BY AND BETWEEN

NEW JERSEY INFRASTRUCTURE BANK

AND

MIDDLESEX WATER COMPANY

(PROJECT NOS. 1225001-025/028)

DATED AS OF MAY 1, 2022

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NEW JERSEY INFRASTRUCTURE BANK LOAN AGREEMENT

THIS LOAN AGREEMENT, made and entered into as of May 1, 2022, by and between the NEW JERSEY INFRASTRUCTURE BANK, a public body corporate and politic with corporate succession, and the Borrower (capitalized terms used in this Loan Agreement shall have, unless the context otherwise requires, the meanings ascribed thereto in Section 1.01 hereof);

WITNESSETH THAT:

WHEREAS, the I-Bank, in accordance with the Act, the Bond Indenture and a financial plan approved by the State Legislature in accordance with Sections 22 and 22.1 of the Act, will issue its I-Bank Bonds on or prior to the Loan Closing for the purpose of making the Loan to the Borrower and the Loans to the Borrowers from the proceeds of the I-Bank Bonds to finance a portion of the Costs of Environmental Infrastructure Facilities;

WHEREAS, the Borrower has, in accordance with the Act and the Regulations, made timely application to the I-Bank for a Loan to finance a portion of the Costs of the Project;

WHEREAS, the State Legislature, in accordance with Sections 20 and 20.1 of the Act, has in the form of an appropriations act approved a project priority list that includes the Project and that authorizes an expenditure of proceeds of the I-Bank Bonds to finance a portion of the Costs of the Project;

WHEREAS, the I-Bank has approved the Borrower’s application for a Loan from available proceeds of the I-Bank Bonds to finance a portion of the Costs of the Project;

WHEREAS, in accordance with the applicable Bond Act (as defined in the Fund Loan Agreement), and the Regulations, the Borrower has been awarded a Fund Loan for a portion of the Costs of the Project; and

WHEREAS, the Borrower, in accordance with the Act, the Regulations, the Business Corporation Law and all other applicable law, will issue a Borrower Bond to the I-Bank evidencing said Loan at the Loan Closing.

NOW, THEREFORE, for and in consideration of the award of the Loan by the I-Bank, the Borrower agrees to complete the Project and to perform under this Loan Agreement in accordance with the conditions, covenants and procedures set forth herein and attached hereto as part hereof, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.       Definitions.

(a)       The following terms as used in this Loan Agreement shall, unless the context clearly requires otherwise, have the following meanings:

“Act” means the “New Jersey Infrastructure Trust Act”, constituting Chapter 334 of the Pamphlet Laws of 1985 of the State (codified at N.J.S.A. 58:11B-1 et seq.), as the same may from time to time be amended and supplemented.

“Administrative Fee” means that portion of Interest on the Loan or Interest on the Borrower Bond payable hereunder as an annual fee that is equal to fifteen hundredths of one percent (0.15%) of the aggregate sum of (i) the original principal amount of the Loan and (ii) the original principal amount of the Fund Loan, or such lesser amount, if any, as may be authorized by any act of the State Legislature and as the I-Bank may approve from time to time.

“Authorized Officer” means (i) in the case of the I-Bank, the Chairman, Vice-Chairman or Executive Director of the I-Bank, or any other person or persons designated by the I-Bank by resolution to act on behalf of the I-Bank pursuant to this Loan Agreement, and (ii) in the case of the Borrower, any person or persons authorized pursuant to a resolution of the board of directors of the Borrower to perform any act or execute any document relating to the Loan, the Borrower Bond or this Loan Agreement.

“Bond Counsel” means a law firm appointed or approved by the I-Bank, as the case may be, having a reputation in the field of municipal law whose opinions are generally acceptable by purchasers of municipal bonds.

“Borrower Bond” means the general obligation bond, note, debenture or other evidence of indebtedness, authorized, executed, attested and delivered by the Borrower to the I-Bank and, if applicable, authenticated on behalf of the Borrower to evidence and secure the Borrower’s obligations to pay the Loan Repayments and all other amounts due and owing by the Borrower under this Loan Agreement, a specimen of which is attached hereto as Exhibit D and made a part hereof.

“Borrowers” means any other Local Government Unit or Private Entity (as such terms are defined in the Regulations) authorized to construct, operate and maintain Environmental Infrastructure Facilities that have entered into Loan Agreements with the I-Bank pursuant to which the I-Bank will make Loans to such recipients from moneys on deposit in the Project Fund, excluding the Project Loan Account.

“Business Corporation Law” means the “New Jersey Business Corporation Act”, constituting Chapter 263 of the Pamphlet Laws of 1968 of the State (codified at N.J.S.A. 14A:1-1, et seq.), as the same may from time to time be amended and supplemented.

“Construction Financing Program Loan” means any loan that may have been made on the date of the Loan Closing by the I-Bank to the Borrower pursuant to the Construction Financing Program of the I-Bank for the purpose of financing a portion of the Costs of the Project, and, if made and outstanding, shall be identified and described in Exhibit F hereto.

“Costs” means those costs that are eligible, reasonable, necessary, allocable to the Project and permitted by generally accepted accounting principles, including Allowances and Building Costs (as defined in the Regulations), as shall be determined on a project-specific basis in accordance with the Regulations as set forth in Exhibit B hereto, as the same may be amended by subsequent eligible costs as evidenced by a certificate of an Authorized Officer of the I-Bank.

“Department” means the New Jersey Department of Environmental Protection

“Environmental Infrastructure Facilities” means Water Supply Facilities (as such terms are defined in the Regulations).

“Environmental Infrastructure System” means the Environmental Infrastructure Facilities of the Borrower, including the Project, described in Exhibit A-1 attached hereto and made a part hereof, a portion of the Costs of which is being financed or refinanced by the I-Bank through the making of the Loan pursuant to the terms and provisions of this Loan Agreement.

“Event of Default” means any occurrence or event specified in Section 5.01 hereof.

“Fund Loan” means the loan made to the Borrower by the State, acting by and through the Department, pursuant to the Fund Loan Agreement dated as of May 1, 2022 by and between the Borrower and the State, acting by and through the Department, to finance or refinance a portion of the Costs of the Project.

“Fund Loan Agreement” means the loan agreement dated as of May 1, 2022 by and between the Borrower and the State, acting by and through the Department, regarding the terms and conditions of the Fund Loan.

“I-Bank” means the New Jersey Infrastructure Bank, a public body corporate and politic with corporate succession duly created and validly existing under and by virtue of the Act.

“I-Bank Bond Loan Repayments” means the repayments of the principal amount of the Loan plus the payment of any premium associated with prepaying the principal amount of the Loan in accordance with Section 3.07 hereof plus the Interest Portion.

“I-Bank Bonds” means bonds authorized by Section 2.03 of the Bond Indenture, together with any refunding bonds authenticated and delivered pursuant to Section 2.04 of the Bond Indenture, in each case issued in order to finance (i) the portion of the Loan deposited in the Project Loan Account, (ii) the portion of the Loans deposited in the balance of the Project Fund, (iii) any capitalized interest related to such bonds, and (iv) a portion of the costs of issuance related to such bonds, or to refinance any or all of the above.

“Interest on the Loan” or “Interest on the Borrower Bond” means the sum of (i) the Interest Portion, (ii) the Administrative Fee, and (iii) any late charges incurred hereunder.

“Interest Portion” means that portion of Interest on the Loan or Interest on the Borrower Bond payable hereunder that is necessary to pay the Borrower’s proportionate share of interest on the I-Bank Bonds (i) as set forth in Exhibit A-2 hereof under the column heading entitled “Interest”, or (ii) with respect to any prepayment of I-Bank Bond Loan Repayments in accordance with Section 3.07 or 5.03 hereof, to accrue on any principal amount of I-Bank Bond Loan Repayments to the date of the optional redemption or acceleration, as the case may be, of the I-Bank Bonds allocable to such prepaid or accelerated I-Bank Bond Loan Repayment.

“Loan” means the loan made by the I-Bank to the Borrower to finance or refinance a portion of the Costs of the Project pursuant to this Loan Agreement, as further described in Schedule A attached hereto.

“Loan Agreement” means this Loan Agreement, including Schedule A and the Exhibits attached hereto, as it may be supplemented, modified or amended from time to time in accordance with the terms hereof and of the Bond Indenture.

“Loan Agreements” means any other loan agreements entered into by and between the I-Bank and one or more of the Borrowers pursuant to which the I-Bank will make Loans to such Borrowers from moneys on deposit in the Project Fund, excluding the Project Loan Account, financed with the proceeds of the I-Bank Bonds.

“Loan Closing” means the date upon which the I-Bank shall issue and deliver the I-Bank Bonds and the Borrower shall deliver its Borrower Bond, as previously authorized, executed, attested and, if applicable, authenticated, to the I-Bank.

“Loan Repayments” means the sum of (i) I-Bank Bond Loan Repayments, (ii) the Administrative Fee, and (iii) any late charges incurred hereunder.

“Loan Term” means the term of this Loan Agreement provided in Sections 3.01 and 3.03 hereof and in Exhibit A-2 attached hereto and made a part hereof.

“Loans” means the loans made by the I-Bank to the Borrowers under the Loan Agreements from moneys on deposit in the Project Fund, excluding the Project Loan Account.

“Master Program Trust Agreement” means that certain Master Program Trust Agreement, dated as of November 1, 1995, by and among the I-Bank, the State, United States Trust Company of New York, as Master Program Trustee thereunder, The Bank of New York (NJ), in several capacities thereunder, and First Fidelity Bank, N.A. (predecessor to Wachovia Bank, National Association), in several capacities thereunder, as supplemented by that certain Agreement of Resignation of Outgoing Master Program Trustee, Appointment of Successor Master Program Trustee and Acceptance Agreement, dated as of November 1, 2001, by and among United States Trust Company of New York, as Outgoing Master Program Trustee, State Street Bank and Trust Company, N.A. (predecessor to U.S. Bank Trust National Association), as Successor Master Program Trustee, and the I-Bank, as the same may be amended and supplemented from time to time in accordance with its terms.

“Official Statement” means the Official Statement relating to the issuance of the I-Bank Bonds.

“Preliminary Official Statement” means the Preliminary Official Statement relating to the issuance of the I-Bank Bonds.

“Prime Rate” means the prevailing commercial interest rate announced by the Trustee from time to time in the State as its prime lending rate.

“Project” means the Environmental Infrastructure Facilities of the Borrower described in Exhibit A-1 attached hereto and made a part hereof, which constitutes a project for which the I-Bank is permitted to make a loan to the Borrower pursuant to the Act, the Regulations and the Bond Indenture, a portion of the Costs of which is being financed or refinanced by the I-Bank through the making of the Loan pursuant to the terms and provisions of this Loan Agreement, and which may be identified under either the Drinking Water or Clean Water Project Lists with the Project Number specified in Exhibit A-1 attached hereto.

“Project Fund” means the Project Fund as defined in the Bond Indenture.

“Project Loan Account” means the project loan account established on behalf of the Borrower in the Project Fund in accordance with the Bond Indenture to finance all or a portion of the Costs of the Project.

“Regulations” means the rules and regulations, as applicable, now or hereafter promulgated under N.J.A.C. 7:22-3 et seq., 7:22-4 et seq., 7:22-5 et seq., 7:22-6 et seq., 7:22-7 et seq., 7:22-8 et seq., 7:22-9 et seq. and 7:22-10 et seq., as the same may from time to time be amended and supplemented.

“State” means the State of New Jersey.

“Trustee” means, initially, Zions Bancorporation, National Association d/b/a Zions Bank, the Trustee appointed by the I-Bank and its successors as Trustee under the Bond Indenture, as provided in Article X of the Bond Indenture.

“Unexpended Project Funds” shall have the meaning ascribed thereto in Section 3.03A hereof.

(b)       In addition to the capitalized terms defined in subsection (a) of this Section 1.01, certain additional capitalized terms used in this Loan Agreement shall, unless the context clearly requires otherwise, have the meanings ascribed to such additional capitalized terms in Schedule A attached hereto and made a part hereof.

(c)       Except as otherwise defined herein or where the context otherwise requires, words importing the singular number shall include the plural number and vice versa, and words importing persons shall include firms, associations, corporations, agencies and districts. Words importing one gender shall include all genders.

ARTICLE II

REPRESENTATIONS AND COVENANTS OF BORROWER

SECTION 2.01.       Representations of Borrower. The Borrower represents for the benefit of the I-Bank, the Trustee and the holders of the I-Bank Bonds as follows:

(a)       Organization and Authority.

(i)       The Borrower is a corporation duly created and validly existing pursuant to the Constitution and statutes of the State of New Jersey, including the Business Corporation Law.

(ii)       The officers of the Borrower who are contemporaneously herewith performing or have previously performed any action contemplated in this Loan Agreement either are or, at the time any such action was performed, were the duly appointed or elected officers of such Borrower, empowered by applicable State law and, if applicable, authorized by resolution of the Borrower to perform such actions. To the extent any such action was performed by an officer who is no longer the duly acting officer of such Borrower, all such actions previously taken by such officer remain in full force and effect.

(iii)       The Borrower has full legal right and authority and all necessary licenses and permits required as of the date hereof to own, operate and maintain its Environmental Infrastructure System, to carry on its activities relating thereto, to execute, attest and deliver this Loan Agreement and the Borrower Bond, to authorize the authentication of the Borrower Bond, to sell the Borrower Bond to the I-Bank, to undertake and complete the Project and to carry out and consummate all transactions contemplated by this Loan Agreement.

(iv)       The proceedings of the Borrower’s board of directors approving this Loan Agreement and the Borrower Bond, authorizing the execution, attestation and delivery of this Loan Agreement and the Borrower Bond, authorizing the sale of the Borrower Bond to the I-Bank, authorizing the authentication of the Borrower Bond on behalf of the Borrower and authorizing the Borrower to undertake and complete the Project, including, without limitation, the Borrower Bond Resolution (collectively, the “Proceedings”), have been duly and lawfully adopted in accordance with the Business Corporation Law and all other applicable State law at a meeting or meetings that were duly called and held in accordance with the Borrower By-Laws, and at which quorums were present and acting throughout.

(v)       By official action of the Borrower taken prior to or concurrent with the execution and delivery hereof, including, without limitation, the Proceedings, the Borrower has duly authorized, approved and consented to all necessary action to be taken by the Borrower for: (A) the execution, attestation, delivery and performance of this Loan Agreement and the transactions contemplated hereby; (B) the issuance of the Borrower Bond and the sale thereof to the I-Bank upon the terms set forth herein; and (D)

the execution, delivery and due performance of any and all other certificates, agreements and instruments that may be required to be executed, delivered and performed by the Borrower in order to carry out, give effect to and consummate the transactions contemplated by this Loan Agreement.

(vi)       This Loan Agreement and the Borrower Bond have each been duly authorized by the Borrower and duly executed, attested and delivered by Authorized Officers of the Borrower, and the Borrower Bond has been duly sold by the Borrower to the I-Bank, duly authenticated by the trustee or paying agent, if applicable, under the Borrower Bond Resolution and duly issued by the Borrower in accordance with the terms of the Borrower Bond Resolution; and assuming that the I-Bank has all the requisite power and authority to authorize, execute, attest and deliver, and has duly authorized, executed, attested and delivered, this Loan Agreement, and assuming further that this Loan Agreement is the legal, valid and binding obligation of the I-Bank, enforceable against the I-Bank in accordance with its terms, each of this Loan Agreement and the Borrower Bond constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms, except as the enforcement thereof may be affected by bankruptcy, insolvency or other laws or the application by a court of legal or equitable principles affecting creditors' rights; and the information contained under “Description of Loan” in Exhibit A-2 attached hereto and made a part hereof is true and accurate in all respects.

(b)       Full Disclosure. There is no fact that the Borrower has not disclosed to the I-Bank in writing on the Borrower’s application for the Loan or otherwise that materially adversely affects or (so far as the Borrower can now foresee) that will materially adversely affect the properties, activities, prospects or condition (financial or otherwise) of the Borrower or its Environmental Infrastructure System, or the ability of the Borrower to make all Loan Repayments and any other payments required under this Loan Agreement or otherwise to observe and perform its duties, covenants, obligations and agreements under this Loan Agreement and the Borrower Bond.

(c)       Pending Litigation. There are no proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower in any court or before any governmental authority or arbitration board or tribunal that, if adversely determined, would materially adversely affect (i) the undertaking or completion of the Project, (ii) the properties, activities, prospects or condition (financial or otherwise) of the Borrower or its Environmental Infrastructure System, (iii) the ability of the Borrower to make all Loan Repayments or any other payments required under this Loan Agreement, (iv) the authorization, execution, attestation or delivery of this Loan Agreement or the Borrower Bond, (v) the issuance of the Borrower Bond and the sale thereof to the I-Bank, (vi) the adoption of the Borrower Bond Resolution, or (vii) the Borrower’s ability otherwise to observe and perform its duties, covenants, obligations and agreements under this Loan Agreement and the Borrower Bond, which proceedings have not been previously disclosed in writing to the I-Bank either in the Borrower’s application for the Loan or otherwise.

(d)       Compliance with Existing Laws and Agreements. (i) The authorization, execution, attestation and delivery of this Loan Agreement and the Borrower Bond by the

Borrower, (ii) the authentication of the Borrower Bond by the trustee or paying agent under the Borrower Bond Resolution, as the case may be, and the sale of the Borrower Bond to the I-Bank, (iii) the adoption of the Borrower Bond Resolution, (iv) the observation and performance by the Borrower of its duties, covenants, obligations and agreements hereunder and under the Borrower Bond, (v) the consummation of the transactions provided for in this Loan Agreement, the Borrower Bond Resolution and the Borrower Bond, and (vi) the undertaking and completion of the Project will not (A) other than the lien, charge or encumbrance created hereby, by the Borrower Bond, by the Borrower Bond Resolution and by any other outstanding debt obligations of the Borrower that are at parity with the Borrower Bond as to lien on, and source and security for payment thereon from, the revenues of the Borrower’s Environmental Infrastructure System, result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Borrower pursuant to, (B) result in any breach of any of the terms, conditions or provisions of, or (C) constitute a default under, any existing resolution, outstanding debt or lease obligation, trust agreement, indenture, mortgage, deed of trust, loan agreement or other instrument to which the Borrower is a party or by which the Borrower, its Environmental Infrastructure System or any of its properties or assets may be bound, nor will such action result in any violation of the provisions of the charter or other document pursuant to which the Borrower was established or any laws, ordinances, injunctions, judgments, decrees, rules, regulations or existing orders of any court or governmental or administrative agency, authority or person to which the Borrower, its Environmental Infrastructure System or its properties or operations is subject.

(e)       No Defaults. No event has occurred and no condition exists that, upon the authorization, execution, attestation and delivery of this Loan Agreement and the Borrower Bond, the issuance of the Borrower Bond and the sale thereof to the I-Bank, the adoption of the Borrower Bond Resolution or the receipt of the amount of the Loan, would constitute an Event of Default hereunder. The Borrower is not in violation of, and has not received notice of any claimed violation of, any term of any agreement or other instrument to which it is a party or by which it, its Environmental Infrastructure System or its properties may be bound, which violation would materially adversely affect the properties, activities, prospects or condition (financial or otherwise) of the Borrower or its Environmental Infrastructure System or the ability of the Borrower to make all Loan Repayments, to pay all other amounts due hereunder or otherwise to observe and perform its duties, covenants, obligations and agreements under this Loan Agreement and the Borrower Bond.

(f)       Governmental Consent. The Borrower has obtained all permits and approvals required to date by any governmental body or officer (i) for the authorization, execution, attestation and delivery of this Loan Agreement and the Borrower Bond, (ii) for the issuance of the Borrower Bond and the sale thereof to the I-Bank, (iii) for the adoption of the Borrower Bond Resolution, (iv) for the making, observance and performance by the Borrower of its duties, covenants, obligations and agreements under this Loan Agreement and the Borrower Bond, and (v) for the undertaking or completion of the Project and the financing or refinancing thereof, including, but not limited to, if required, the approval by the New Jersey Board of Public Utilities (the “BPU”) of the issuance by the Borrower of the Borrower Bond to the I-Bank, as required by Section 9a of the Act, and any other approvals required therefor by the BPU; and the Borrower has complied with all applicable provisions of law requiring any notification, declaration, filing or registration with any governmental body or officer in connection with the making, observance and performance by the Borrower of its duties, covenants, obligations and agreements under this Loan Agreement and the Borrower Bond or with the undertaking or completion of the Project and the financing or refinancing thereof. No consent, approval or authorization of, or filing, registration or qualification with, any governmental body or officer that has not been obtained is required on the part of the Borrower as a condition to the authorization, execution, attestation and delivery of this Loan Agreement and the Borrower Bond, the issuance of the Borrower Bond and the sale thereof to the I-Bank, the undertaking or completion of the Project or the consummation of any transaction herein contemplated.

(g)       Compliance with Law. The Borrower:

(i)       is in compliance with all laws, ordinances, governmental rules and regulations to which it is subject, the failure to comply with which would materially adversely affect (A) the ability of the Borrower to conduct its activities or to undertake or complete the Project, (B) the ability of the Borrower to make the Loan Repayments and to pay all other amounts due hereunder, or (C) the condition (financial or otherwise) of the Borrower or its Environmental Infrastructure System; and

(ii)       has obtained all licenses, permits, franchises or other governmental authorizations presently necessary for the ownership of its properties or for the conduct of its activities that, if not obtained, would materially adversely affect (A) the ability of the Borrower to conduct its activities or to undertake or complete the Project, (B) the ability of the Borrower to make the Loan Repayments and to pay all other amounts due hereunder, or (C) the condition (financial or otherwise) of the Borrower or its Environmental Infrastructure System.

(h)       Use of Proceeds. The Borrower will apply the proceeds of the Loan from the I-Bank as described in Exhibit B attached hereto and made a part hereof (i) to finance or refinance a portion of the Costs of the Project; and (ii) where applicable, to reimburse the Borrower for a portion of the Costs of the Project, which portion was paid or incurred in anticipation of reimbursement by the I-Bank from proceeds of the Loan and is eligible for such reimbursement pursuant to the Regulations, and any other applicable law. All of such costs constitute Costs for which the I-Bank is authorized to make Loans to the Borrower pursuant to the Act and the Regulations.

SECTION 2.02.       Particular Covenants of Borrower.

(a)       Promise to Pay. The Borrower unconditionally and irrevocably promises in accordance with the terms of and to the extent provided in the Borrower Bond Resolution, to make punctual payment of the principal and redemption premium, if any, of the Loan and the Borrower Bond, the Interest on the Loan, the Interest on the Borrower Bond and all other amounts due under this Loan Agreement and the Borrower Bond according to their respective terms.

(b)       Performance Under Loan Agreement; Credit Rating; Rates. The Borrower covenants and agrees (i) to comply with all applicable state and federal laws, rules and regulations in the performance of this Loan Agreement; (ii) to maintain its Environmental

Infrastructure System in good repair and operating condition; (iii) to cooperate with the I-Bank in the observance and performance of the respective duties, covenants, obligations and agreements of the Borrower and the I-Bank under this Loan Agreement; (iv) to maintain a Credit Rating from a NRRA, which Credit Rating may be a non-public, indicative Credit Rating, (all pursuant to, and as such terms are defined in, the “Credit Policy” of the I-Bank as in effect from time to time) for as long as the remaining aggregate outstanding principal amount of the Borrower Bond and all other bonds issued by the Borrower to the I-Bank is greater than $2,000,000; and (v) to establish, levy and collect rents, rates and other charges for the products and services provided by its Environmental Infrastructure System, which rents, rates and other charges, together with any other moneys available for the purpose, shall be at least sufficient (A) to meet the operation and maintenance expenses of its Environmental Infrastructure System, and (B) to comply with all covenants pertaining thereto contained in, and all other provisions of, any bond resolution, trust indenture or other security agreement, if any, relating to any bonds, notes or other evidences of indebtedness issued or to be issued by the Borrower, including without limitation rents, rates and other charges, together with other available moneys, sufficient to pay the principal of and Interest on the Borrower Bond, plus all other amounts due hereunder.

(c)       Borrower Bond; No Prior Liens. Except for (i) the Borrower Bond, (ii) any bonds or notes at parity with the Borrower Bond and currently outstanding or issued on the date hereof, (iii) any future bonds or notes of the Borrower issued under the Borrower Bond Resolution at parity with the Borrower Bond, and (iv) any Permitted Encumbrances (as defined in the Borrower Bond Resolution), the assets of the Borrower that are subject to the Borrower Bond Resolution are and will be free and clear of any pledge, lien, charge or encumbrance thereon or with respect thereto prior to, or of equal rank with, the Borrower Bond, and all corporate or other action on the part of the Borrower to that end has been and will be duly and validly taken.

(d)       Completion of Project and Provision of Moneys Therefor. The Borrower covenants and agrees to exercise its best efforts in accordance with prudent environmental infrastructure utility practice to complete the Project and to accomplish such completion on or before the Project Completion Date. In undertaking and completing the Project, the Borrower covenants and agrees to comply with each of the terms and provisions contained herein, including, without limitation, the Exhibits hereto (including, without limitation, Exhibit G hereto). In order to complete the Project in satisfaction of the terms and provisions hereof, including, without limitation, the Exhibits hereto, the Borrower hereby covenants and agrees to provide from its own fiscal resources all moneys, in excess of the total amount of loan proceeds it receives pursuant to the Loan and the Fund Loan, as well as any outstanding Construction Financing Program Loan, that are required in order to complete the Project.

(e)       See Section 2.02(e) as set forth in Schedule A attached hereto, made a part hereof and incorporated in this Section 2.02(e) by reference as if set forth in full herein.

(f)       Operation and Maintenance of Environmental Infrastructure System. The Borrower covenants and agrees that it shall, in accordance with prudent environmental infrastructure utility practice, (i) at all times operate the properties of its Environmental Infrastructure System and any business in connection therewith in an efficient manner, (ii) maintain its Environmental Infrastructure System in good repair, working order and operating condition, and (iii) from time to time make all necessary and proper repairs, renewals, replacements, additions, betterments and improvements with respect to its Environmental Infrastructure System so that at all times the business carried on in connection therewith shall be properly and advantageously conducted.

(g)       Records and Accounts.

(i)       The Borrower shall keep accurate records and accounts for its Environmental Infrastructure System (the “System Records”) separate and distinct from its other records and accounts (the “General Records”). Such System Records shall be audited annually by an independent certified public accountant, which may be part of the annual audit of the General Records of the Borrower. Such System Records and General Records shall be made available for inspection by the I-Bank at any reasonable time upon prior written notice, and a copy of such annual audit(s) therefor, including all written comments and recommendations of such accountant, shall be furnished to the I-Bank within 150 days of the close of the fiscal year being so audited, or such additional period of time as shall be consented to by an Authorized Officer of the I-Bank in the sole and absolute discretion thereof, subject to the application of applicable law relating to such additional period of time for the Borrower to complete its audit.

(ii)       Reserved.

(h)       Inspections; Information. The Borrower shall permit the I-Bank and the Trustee (and any party designated by either of such parties to act on its behalf or to assist it, including, without limitation, their respective professional advisors), at any and all reasonable times during construction of the Project and, thereafter, upon prior written notice, (i) to visit, inspect and examine the property constituting the Project and the site on which the Project is located, and (ii) to inspect (and make and retain copies of) any Borrower accounts, books, records, correspondence and files, including, without limitation, Borrower records regarding contracts, receipts, disbursements, investments and the overall financial standing of the Borrower, and any other matters related to the Borrower, the Project and the forgoing list of deliverables. In furtherance of the intent of this subsection, the Borrower shall promptly prepare and provide such written reports and informational summaries as the I-Bank or the Trustee may reasonably require.

(i)       Insurance. The Borrower shall maintain or cause to be maintained, in force, insurance policies with responsible insurers or self-insurance programs providing against risk of direct physical loss, damage or destruction of, or to, its Environmental Infrastructure System at least to the extent that similar insurance is typically carried, and considered commercially reasonable, by utilities constructing, operating and maintaining Environmental Infrastructure Facilities of the nature of the Borrower’s Environmental Infrastructure System, including liability coverage, all to the extent available at reasonable cost, but in no case less than will satisfy all regulatory requirements applicable to the Borrower and its Environmental Infrastructure System.

(j)       Costs of Project. The Borrower certifies that the building cost of the Project, as listed in Exhibit B hereto and made a part hereof, is a reasonable and accurate estimation thereof, and that it will supply to the I-Bank a certificate from a licensed professional engineer authorized to practice in the State stating that such building cost is a reasonable and accurate estimation and that the useful life of the Project exceeds the maturity date of the Borrower Bond.

(k)       Delivery of Documents. Concurrently with the delivery of this Loan Agreement (as previously authorized, executed and attested) at the Loan Closing, the Borrower will cause to be delivered to the I-Bank and the Trustee each of the following items:

(i)       an opinion of the Borrower’s bond counsel substantially in the form of Exhibit E hereto; provided, however, that an Authorized Officer of the I-Bank may permit portions of such opinion to be rendered by general counsel to the Borrower and may permit variances in such opinion from the form set forth in Exhibit E if, in the sole discretion of an Authorized Officer of the I-Bank (following consultation with Bond Counsel), such variances are not to the material detriment of the interests of the holders of the I-Bank Bonds;

(ii)       counterparts of this Loan Agreement as previously executed and attested by the parties hereto;

(iii)       copies of those resolutions finally adopted by the board of directors of the Borrower and requested by the I-Bank, including, without limitation, (A) the resolution of the Borrower authorizing the execution, attestation and delivery of this Loan Agreement, (B) the Borrower Bond Resolution, as amended and supplemented as of the date of the Loan Closing, authorizing the execution, attestation, authentication, sale and delivery of the Borrower Bond to the I-Bank, (C) the resolution of the Borrower, if any, confirming the details of the sale of the Borrower Bond to the I-Bank, (D) the resolution of the BPU approving the issuance by the Borrower of the Borrower Bond to the I-Bank and setting forth any other approvals required therefor by the BPU, if applicable, and (E) any other Proceedings;

(iv)       Reserved;

(v)       the certificates of insurance coverage as required pursuant to the terms of Section 3.06(d) hereof and such other certificates, documents, opinions and information as the I-Bank may require in Exhibit F hereto, if any.

(l)       Execution and Delivery of Borrower Bond. Concurrently with the delivery of this Loan Agreement at the Loan Closing, the Borrower shall also deliver to the I-Bank the Borrower Bond, as previously executed, attested and, if applicable, authenticated, upon the receipt of a written certification of the I-Bank that a portion of the net proceeds of the I-Bank Bonds shall be deposited in the Project Loan Account simultaneously with the delivery of the Borrower Bond.

(m)       Notice of Material Adverse Change. The Borrower shall promptly notify the I-Bank of any material adverse change in the properties, activities, prospects or condition (financial or otherwise) of the Borrower or its Environmental Infrastructure System, or in the ability of the Borrower to make all Loan Repayments and otherwise to observe and perform its duties, covenants, obligations and agreements under this Loan Agreement and the Borrower Bond.

(n)       Continuing Representations. The representations of the Borrower contained herein shall be true at the time of the execution of this Loan Agreement and at all times during the term of this Loan Agreement.

(o)       Additional Covenants and Requirements. (i) No later than the Loan Closing and, if necessary, in connection with the I-Bank’s issuance of the I-Bank Bonds or the making of the Loan, additional covenants and requirements have been included in Exhibit F hereto and made a part hereof. Such covenants and requirements may include, but need not be limited to, the maintenance of specified levels of Environmental Infrastructure System rates, the issuance of additional debt of the Borrower, the transfer of revenues and receipts from the Borrower’s Environmental Infrastructure System, compliance with Rule 15c2-12, 17 CFR 240.10b-5, promulgated by the SEC under the Securities Exchange Act of 1934, as amended or supplemented, including any successor regulation or statute thereto (“Rule 10b-5”), and any other applicable federal, state or self-regulatory organizational securities laws, regulations and rules, and matters in connection with the appointment of the Trustee under the Bond Indenture and any successors thereto. The Borrower hereby agrees to observe and comply with each such additional covenant and requirement, if any, included in Exhibit F hereto as if the same were set forth herein in its entirety. (ii) Additional defined terms, covenants, representations and requirements have been included in Schedule A attached hereto and made a part hereof. Such additional defined terms, covenants, representations and requirements are incorporated in this Loan Agreement by reference thereto as if set forth in full herein and the Borrower hereby agrees to observe and comply with each such additional term, covenant, representation and requirement included in Schedule A as if the same were set forth in its entirety where reference thereto is made in this Loan Agreement.

(p)       Continuing Disclosure Covenant. To the extent that the I-Bank, in its sole discretion, determines, at any time prior to the termination of the Loan Term, that the Borrower is a material “obligated person”, as the term “obligated person” is defined in Rule 15c2-12, with materiality being determined by the I-Bank pursuant to criteria established, from time to time, by the I-Bank in its sole discretion and set forth in a bond resolution or official statement of the I-Bank, the Borrower hereby covenants that it will authorize and provide to the I-Bank, for inclusion in any preliminary official statement or official statement of the I-Bank, all statements and information relating to the Borrower deemed material by the I-Bank for the purpose of satisfying Rule 15c2-12 as well as Rule 10b-5, including certificates and written representations of the Borrower evidencing its compliance with Rule 15c2-12 and Rule 10b-5; and the Borrower hereby further covenants that the Borrower shall execute and deliver the Continuing Disclosure Agreement, in substantially the form attached hereto as Exhibit H, with such revisions thereto prior to execution and delivery thereof as the I-Bank shall determine to be necessary, desirable or convenient, in its sole discretion, for the purpose of satisfying Rule 15c2-12 and the purposes and intent thereof, as Rule 15c2-12, its purposes and intent may hereafter be interpreted from time to time by the SEC or any court of competent jurisdiction; and pursuant to the terms and provisions of the Continuing Disclosure Agreement, the Borrower shall thereafter provide on-going disclosure with respect to all statements and information relating to the Borrower in satisfaction of the requirements set forth in Rule 15c2-12 and Rule 10b-5, including, without limitation, the provision of certificates and written representations of the Borrower evidencing its compliance with Rule 15c2-12 and Rule 10b-5.

ARTICLE III

LOAN TO BORROWER; AMOUNTS PAYABLE; GENERAL AGREEMENTS

SECTION 3.01.       Loan; Loan Term.

(a)       The I-Bank hereby agrees (i) to make the Loan, as described in Exhibit A-2 attached hereto and made a part hereof, to the Borrower, and (ii) to disburse the proceeds of the Loan to the Borrower in accordance with Section 3.02 hereof. The Borrower hereby agrees to borrow and accept the Loan from the I-Bank upon the terms set forth in Exhibit A-2 attached hereto and made a part hereof. The Borrower agrees that the amount actually deposited in the Project Loan Account at the Loan Closing, plus the Borrower’s allocable share of (i) certain costs of issuance and underwriter’s discount for all I-Bank Bonds issued to finance the Loan; and (ii) capitalized interest during the Project construction period, if applicable, shall constitute the initial principal amount of the Loan (as the same may be adjusted downward in accordance with the definition thereof), and neither the I-Bank nor the Trustee shall have any obligation thereafter to loan any additional amounts to the Borrower.

(b)       Notwithstanding the provisions of subsection (a) of this Section 3.01 to the contrary, the I-Bank shall be under no obligation (i) to make the Loan to the Borrower if (1) at the Loan Closing, the Borrower does not deliver to the I-Bank the Borrower Bond and such other documents as are required pursuant to Section 2.02(l) hereof, or (2) an Event of Default has occurred and is continuing pursuant to, and as defined in, the Bond Indenture or pursuant to this Loan Agreement, or (ii) to disburse the proceeds of the Loan to the Borrower in accordance with Section 3.02 hereof, unless each of the conditions precedent to such disbursement, as set forth in Section 3.02 hereof, have been satisfied in full.

(c)       The Borrower shall use the proceeds of the Loan strictly in compliance with the provisions of Section 2.01(h) hereof.

(d)       The payment obligations of the Borrower created pursuant to the terms of this Loan Agreement are secured by the Borrower Bond. The obligations of the Borrower to pay the principal of the Borrower Bond, Interest on the Borrower Bond, and other amounts due under the Borrower Bond are each direct, general, irrevocable and unconditional obligations of the Borrower payable from any source legally available to the Borrower in accordance with the terms of and to the extent provided in the Borrower Bond Resolution.

SECTION 3.02.       Disbursement of Loan Proceeds.

(a)       The Trustee, as the agent of the I-Bank, shall disburse the amounts on deposit in the Project Loan Account to the Borrower (i) upon receipt of a requisition executed by an Authorized Officer of the Borrower, and approved by the I-Bank, in a form satisfying the requirements of Section 5.02(3) of the Bond Indenture, and (ii) subject to the schedule limitations set forth in subsection (c) of this Section 3.02.

(b)       The I-Bank and the Trustee shall not be required to disburse any Loan proceeds to the Borrower pursuant to this Loan Agreement, unless:

(i)       the proceeds of the I-Bank Bonds shall be available for disbursement, as determined by the I-Bank in its sole and absolute discretion;

(ii)       in accordance with the Bond Act, and the Regulations, the Borrower shall have timely applied for, shall have been awarded and, prior to or simultaneously with the Loan Closing, shall have closed, a Fund Loan for a portion of the Allowable Costs (as defined in such Regulations) of the Project;

(iii)       the Borrower shall have on hand moneys to pay for (A) that portion of the total Costs of the Project that is not eligible to be funded from the Fund Loan or the Loan or any outstanding Construction Financing Program Loan, and/or (B) that portion of the total Costs of the Project that exceeds the actual amounts of the loan commitments made by the State and the I-Bank, respectively, for the Fund Loan and the Loan and any outstanding Construction Financing Program Loan; and

(iv)       no Event of Default nor any event that, with the passage of time or service of notice or both, would constitute an Event of Default shall have occurred and be continuing hereunder.

(c)       Notwithstanding any provision of this Loan Agreement to the contrary, the I-Bank and the Trustee shall not disburse Loan proceeds to the Borrower from the Project Loan Account pursuant to the provisions of this Section 3.02 at any time on or after the Project Loan Account Disbursement Deadline, and, as of such date, any Loan proceeds that remain on deposit in the Project Loan Account shall no longer be available to the Borrower via the disbursement procedures of this Section 3.02, but shall be disbursed only as provided in Section 3.03A hereof.

(d)       In connection with the disbursement of Loan proceeds to the Borrower from the Project Loan Account pursuant to the provisions of this Section 3.02, the Borrower shall comply with each of its covenant obligations pursuant to this Loan Agreement relating to such disbursement of Loan proceeds to the Borrower, as well as the use of such Loan proceeds by the Borrower.

SECTION 3.03.       Amounts Payable.

(a)       The Borrower shall repay the Loan in installments payable to the Trustee as follows:

(i)       the principal of the Loan shall be repaid annually on the Principal Payment Dates, in accordance with the schedule set forth in Exhibit A-2 attached hereto and made a part hereof, as the same may be amended or modified by any credits applicable to the Borrower as set forth in the Bond Indenture;

(ii)       the Interest Portion described in clause (i) of the definition thereof shall be paid semiannually on the Interest Payment Dates, in accordance with the schedule set forth in Exhibit A-2 attached hereto and made a part hereof, as the same may be amended or modified by any credits applicable to the Borrower as set forth in the Bond Indenture; and

(iii)       the Interest Portion described in clause (ii) of the definition thereof shall be paid upon the date of optional redemption or acceleration, as the case may be, of the I-Bank Bonds allocable to any prepaid or accelerated I-Bank Bond Loan Repayment.

The obligations of the Borrower under the Borrower Bond shall be deemed to be amounts payable under this Section 3.03. Each Loan Repayment, whether satisfied through a direct payment by the Borrower to the Trustee or (with respect to the Interest Portion) through the use of I-Bank Bond proceeds and income thereon on deposit in the Interest Account (as defined in the Bond Indenture) to pay interest on the I-Bank Bonds, shall be deemed to be a credit against the corresponding obligation of the Borrower under this Section 3.03 and shall fulfill the Borrower’s obligation to pay such amount hereunder and under the Borrower Bond. Each payment made to the Trustee pursuant to this Section 3.03 shall be applied first to the Interest Portion then due and payable, second to the principal of the Loan then due and payable, third to the payment of the Administrative Fee, and finally to the payment of any late charges hereunder.

(b)       The Interest on the Loan described in clause (iii) of the definition thereof (i) shall consist of a late charge that is applicable to any I-Bank Bond Loan Repayment that is received by the Trustee on any date subsequent to its due date and (ii) shall be payable concurrently with the payment of such I-Bank Bond Loan Repayment in an amount calculated as follows: Such late charge shall equal the greater of twelve percent (12%) per annum or the Prime Rate plus one-half of one percent (0.50%) per annum with respect to the remaining outstanding principal amount of the Loan, from the applicable due date with respect to such I-Bank Bond Loan Repayment to the date it is actually paid; provided, however, that the rate of Interest on the Loan, including, without limitation, any late payment charges incurred hereunder and as calculated pursuant to the terms hereof, shall not exceed the maximum interest rate permitted by law.

(c)       The Borrower shall receive, as a credit against its semiannual payment obligations of the Interest Portion, the amounts, if any, certified by the I-Bank pursuant to Section 5.10 of the Bond Indenture. Such amounts shall represent the Borrower’s allocable share of the interest earnings on certain funds and accounts established under the Bond Indenture, as calculated and determined in accordance with Section 5.10 of the Bond Indenture.

(d)       In accordance with the provisions of the Bond Indenture, the Borrower shall receive, as a credit against its I-Bank Bond Loan Repayments, the amounts, if any, set forth in the certificate of the I-Bank filed with the Trustee pursuant to Section 5.02(4) of the Bond Indenture.

(e)       The Interest on the Loan described in clause (ii) of the definition thereof shall be paid by the Borrower in the amount of one-half of the Administrative Fee, if any, to the Trustee semiannually on each February 1 and August 1, commencing August 1, 2022.

(f)       The “DEP Loan Surcharge or Loan Origination Fee” as defined in Section 8 of Exhibit B attached hereto and made a part hereof, as additionally identified in Exhibit A-2 attached hereto and made a part hereof, (the “DEP Fee”) shall be paid by the Borrower to the Trustee on the date indicated therein in satisfaction of the payment obligation of the Borrower to the Department, and the obligation of the Borrower with respect to the payment of such DEP Fee shall be an obligation of the Borrower under the Borrower Bond and an amount payable pursuant to this Section 3.03. For purposes of crediting and applying the payment by the Borrower of the DEP Fee upon receipt thereof as provided hereby, the Trustee shall credit and apply such payment of the DEP Fee pursuant to the terms and provisions of the Bond Indenture that relate to the payment, crediting and application of the State Administrative Fee (as defined in the Bond Indenture), notwithstanding that fact that (i) the DEP Fee and the State Administrative Fee are separate and distinct fee payment obligations to be satisfied by the Borrower, and (ii) as of the date hereof, there is no State Administrative Fee due and payable by the Borrower. The Trustee, as assignee hereof, hereby agrees to the credit and application of the DEP Fee upon payment thereof as provided hereby.

(g)       The Borrower hereby agrees to pay to the I-Bank at the Loan Closing a “Security Review Fee” in the amount necessary to reimburse the I-Bank for all of its costs and expenses incurred in connection with reviewing the additional security securing the I-Bank Loan as set forth in Exhibit F hereto, if any, including without limitation the fees and expenses of any professional advisers hired by the I-Bank in connection therewith.

(h)       Each payment made by the Borrower pursuant to, and in satisfaction of, the requirements of this Section 3.03 shall be made by the Borrower to the Trustee via an electronic transfer of immediately available funds; provided, however, that upon thirty (30) days prior written notice to the Borrower, an Authorized Officer of the I-Bank may, in the sole discretion of such Authorized Officer, prescribe an alternative method by which payments pursuant to, and in satisfaction of, this Section 3.03 shall be made by the Borrower to the Trustee. Such method as prescribed by an Authorized Officer of the I-Bank may include, without limitation, the automatic debit by the I-Bank or the Trustee of the respective amounts of such payments, as required by this Section 3.03, from an account that shall be identified by the Borrower in writing and recorded on file with the I-Bank and the Trustee.

SECTION 3.03A.       Unexpended Project Funds on Deposit in Project Loan Account. If, on the Project Loan Account Disbursement Deadline, any amounts remain on deposit in the Borrower’s Project Loan Account (“Unexpended Project Funds”), such Unexpended Project Funds on deposit in the Borrower’s Project Loan Account shall thereafter be applied by the I-Bank toward the Borrower’s obligation to make the Loan Repayments next coming due.

SECTION 3.04.       Unconditional Obligations. The obligation of the Borrower to make the Loan Repayments and all other payments required hereunder and the obligation to perform and observe the other duties, covenants, obligations and agreements on its part contained herein shall be absolute and unconditional, and shall not be abated, rebated, set-off, reduced, abrogated, terminated, waived, diminished, postponed or otherwise modified in any manner or to any extent whatsoever while any I-Bank Bonds remain outstanding or any Loan Repayments remain unpaid, for any reason, regardless of any contingency, act of God, event or cause whatsoever, including (without limitation) any acts or circumstances that may constitute failure of consideration, eviction or constructive eviction, the taking by eminent domain or destruction of or damage to the Project or Environmental Infrastructure System, commercial frustration of the purpose, any change in the laws of the United States of America or of the State or any political subdivision of either or in the rules or regulations of any governmental authority, any failure of the I-Bank or the Trustee to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with the Project, this Loan Agreement or the Bond Indenture, or any rights of set-off, recoupment, abatement or counterclaim that the Borrower might otherwise have against the I-Bank, the Trustee or any other party or parties; provided, however, that payments hereunder shall not constitute a waiver of any such rights. The Borrower shall not be obligated to make any payments required to be made by any other Borrowers under separate Loan Agreements or the Bond Indenture.

The Borrower acknowledges that payment of the I-Bank Bonds by the I-Bank does not constitute payment of the amounts due under this Loan Agreement and the Borrower Bond.

The Borrower acknowledges that payment of the I-Bank Bonds from moneys that were originally received by the Trustee pursuant to Section 5.04(1) of the Bond Indenture from repayments by the Borrowers of loans made to the Borrowers by the State, acting by and through the Department, pursuant to loan agreements dated as of May 1, 2022 by and between the Borrowers and the State, acting by and through the Department, to finance or refinance a portion of the Costs of the Environmental Infrastructure Facilities of the Borrowers, and which moneys were upon such receipt by the Trustee deposited in the I-Bank Bonds Security Account (as defined in the Bond Indenture), does not constitute payment of the amounts due under this Loan Agreement and the Borrower Bond.

SECTION 3.05.       Loan Agreement to Survive Bond Indenture and I-Bank Bonds. The Borrower acknowledges that its duties, covenants, obligations and agreements hereunder shall survive the discharge of the Bond Indenture applicable to the I-Bank Bonds and shall survive the payment of the principal and redemption premium, if any, of and the interest on the I-Bank Bonds until the Borrower can take no action or fail to take any action that could adversely affect the exclusion from gross income of the interest on the I-Bank Bonds for purposes of federal income taxation, at which time such duties, covenants, obligations and agreements hereunder shall, except for those set forth in Sections 3.06(a) and (b) hereof, terminate.

SECTION 3.06.       Disclaimer of Warranties and Indemnification.

(a)       The Borrower acknowledges and agrees that (i) neither the I-Bank nor the Trustee makes any warranty or representation, either express or implied, as to the value, design, condition, merchantability or fitness for particular purpose or fitness for any use of the Environmental Infrastructure System or the Project or any portions thereof or any other warranty or representation with respect thereto; (ii) in no event shall the I-Bank or the Trustee or their respective agents be liable or responsible for any incidental, indirect, special or consequential damages in connection with or arising out of this Loan Agreement or the Project or the existence, furnishing, functioning or use of the Environmental Infrastructure System or the Project or any item or products or services provided for in this Loan Agreement; and (iii) to the fullest extent permitted by law, the Borrower shall indemnify and hold the I-Bank and the Trustee harmless against, and the Borrower shall pay any and all, liability, loss, cost, damage, claim, judgment or expense of any and all kinds or nature and however arising and imposed by law, which the I-Bank and the Trustee may sustain, be subject to or be caused to incur by reason of any claim, suit or action based upon personal injury, death or damage to property, whether real, personal or mixed, or upon or arising out of contracts entered into by the Borrower, the Borrower’s ownership of the Environmental Infrastructure System or the Project, or the acquisition, construction or installation of the Project.

(b)       It is mutually agreed by the Borrower, the I-Bank and the Trustee that the I-Bank and its officers, agents, servants and employees shall not be liable for, and shall be indemnified and saved harmless by the Borrower in any event from, any action performed under this Loan Agreement and any claim or suit of whatsoever nature, except in the event of loss or damage resulting from their own negligence or willful misconduct. It is further agreed that the Trustee and its directors, officers, agents, servants or employees shall not be liable for, and shall be indemnified and saved harmless by the Borrower in any event from, any action performed pursuant to this Loan Agreement, except in the event of loss or damage resulting from their own negligence or willful misconduct.

(c)       The Borrower and the I-Bank agree that all claims shall be subject to, and governed by, the provisions of the New Jersey Contractual Liability Act, N.J.S.A. 59:13-1 et seq. (except for N.J.S.A. 59:13-9 thereof), notwithstanding the fact that such statute, by its express terms would not apply to claims arising under contract with the I-Bank but for the provisions of this subsection

(d)       In connection with its obligation to provide the insurance required under Section 2.02(j) hereof: (i) the Borrower shall include, or cause to be included, the I-Bank and its directors, employees and officers as additional “named insureds” on (A) any certificate of liability insurance procured by the Borrower (or other similar document evidencing the liability insurance coverage procured by the Borrower) and (B) any certificate of liability insurance procured by any contractor or subcontractor for the Project, and from the later of the date of the Loan Closing or the date of the initiation of construction of the Project until the date the Borrower receives the written certificate of Project completion from the I-Bank, the Borrower shall maintain said liability insurance covering the I-Bank and said directors, employees and officers in good standing; and (ii) the Borrower shall include the I-Bank as an additional “named insured” on any certificate of insurance providing against risk of direct physical loss, damage or destruction of the Environmental Infrastructure System, and during the Loan Term the Borrower shall maintain said insurance covering the I-Bank in good standing.

The Borrower shall provide the I-Bank with a copy of each of any such original, supplemental, amendatory or reissued certificates of insurance (or other similar documents evidencing the insurance coverage) required pursuant to this Section 3.06(d).

SECTION 3.07.       Option to Prepay Loan Repayments. The Borrower may prepay the I-Bank Bond Loan Repayments, in whole or in part (but if in part, in the amount of $100,000 or any integral multiple thereof), upon prior written notice to the I-Bank and the Trustee not less than ninety (90) days in addition to the number of days’ advance notice to the Trustee required for any optional redemption of the I-Bank Bonds, and upon payment by the Borrower to the Trustee of amounts that, together with investment earnings thereon, will be sufficient to pay the principal amount of the I-Bank Bond Loan Repayments to be prepaid plus the Interest Portion described in clause (ii) of the definition thereof on any such date of redemption; provided, however, that, with respect to any prepayment other than those required by Section 3.03A hereof, any such full or partial prepayment may only be made (i) if the Borrower is not then in arrears on its Fund Loan, (ii) if the Borrower is contemporaneously making a full or partial prepayment of the Fund Loan such that, after the prepayment of the Loan and the Fund Loan, the I-Bank, in its sole discretion, determines that the interests of the owners of the I-Bank Bonds are not adversely affected by such prepayments, (iii) upon the prior written approval of the I-Bank, and (iv) provided that the Borrower shall agree to pay all costs and expenses of the I-Bank in connection with such prepayment, including, without limitation, the fees of Bond Counsel to the I-Bank and any other professional advisors to the I-Bank. In addition, if at the time of such prepayment the I-Bank Bonds may only be redeemed at the option of the I-Bank upon payment of a premium, the Borrower shall add to its prepayment of I-Bank Bond Loan Repayments an amount, as determined by the I-Bank, equal to such premium allocable to the I-Bank Bonds to be redeemed as a result of the Borrower’s prepayment. Prepayments shall be applied first to the Interest Portion that accrues on the portion of the Loan to be prepaid until such prepayment date as described in clause (ii) of the definition thereof and then to principal payments (including premium, if any) on the Loan in inverse order of their maturity.

SECTION 3.08.       Priority of Loan and Fund Loan.

(a)       The Borrower hereby acknowledges and agrees that, to the extent permitted by law, any repayments then due and payable on the Loan pursuant to this Loan Agreement and paid by the Borrower and any repayments then due and payable on the Fund Loan pursuant to the Fund Loan Agreement and paid by the Borrower shall be applied by the Trustee, first, to the payment obligations of the Borrower with respect to the Loan and, second, to the payment obligations of the Borrower with respect to the Fund Loan, all in a manner more specifically identified in subsection (b) hereof. The Borrower agrees not to interfere with any such action by the Trustee with respect to the application of repayments as set forth herein.

(b)       The Borrower hereby further acknowledges and agrees that, in the event the Borrower fails or is unable to pay promptly to the I-Bank in full any I-Bank Bond Loan Repayments pursuant to this Loan Agreement when due, then any (i) Administrative Fee paid hereunder, (ii) late charges paid hereunder, and (iii) loan repayments paid by the Borrower on its Fund Loan pursuant to its Fund Loan Agreement, any of which payments shall be received by the Trustee during the time of any such I-Bank Bond Loan Repayment deficiency, shall be applied by the Trustee first to satisfy such I-Bank Bond Loan Repayment deficiency as a credit against the obligations of the Borrower to make payments of the Interest Portion under the Loan and the Borrower Bond, second, to the extent available, to make I-Bank Bond Loan Repayments of principal hereunder and payments of principal under the Borrower Bond, third, to the extent available, to pay the Administrative Fee, fourth, to the extent available, to pay any late charges hereunder, fifth, to the extent available, to satisfy the repayment of the Borrower’s Fund Loan pursuant to its Fund Loan Agreement, and finally, to the extent available, to satisfy the repayment of any administrative fee pursuant to its Fund Loan Agreement.

(c)       The Borrower hereby further acknowledges and agrees that any loan repayments paid by the Borrower on its Fund Loan pursuant to its Fund Loan Agreement shall be applied according to the provisions of the Master Program Trust Agreement.

SECTION 3.09.       Approval of the New Jersey State Treasurer. The Borrower and the I-Bank hereby acknowledge that, prior to or simultaneously with the Loan Closing, the New

Jersey State Treasurer, in satisfaction of the requirements of Section 9a of the Act, issued the “Certificate of the New Jersey State Treasurer Regarding the Approval of the I-Bank Loan and the Fund Loan” (the “Treasurer’s Certificate”). Pursuant to the terms of the Treasurer’s Certificate, the New Jersey State Treasurer approved the Loan and the terms and conditions thereof as established by the provisions of this Loan Agreement.

ARTICLE IV

ASSIGNMENT OF LOAN AGREEMENT AND BORROWER BOND

SECTION 4.01.       Assignment and Transfer by I-Bank.

(a)       The Borrower hereby expressly acknowledges that, other than the provisions of Section 2.02(d) hereof, the I-Bank’s right, title and interest in, to and under this Loan Agreement and the Borrower Bond have been assigned to the Trustee as security for the I-Bank Bonds as provided in the Bond Indenture, and that if any Event of Default shall occur, the Trustee, pursuant to the Bond Indenture, shall be entitled to act hereunder in the place and stead of the I-Bank (subject to the provisions of this Section 4.01(a), below, and of Section 5.07 hereof). The Borrower hereby acknowledges the requirements of the Bond Indenture applicable to the I-Bank Bonds and consents to such assignment and appointment. This Loan Agreement and the Borrower Bond, including, without limitation, the right to receive payments required to be made by the Borrower hereunder and to compel or otherwise enforce observance and performance by the Borrower of its other duties, covenants, obligations and agreements hereunder, may be further transferred, assigned and reassigned in whole or in part to one or more assignees or subassignees by the Trustee at any time subsequent to their execution without the necessity of obtaining the consent of, but after giving prior written notice to, the Borrower.

The I-Bank shall retain the right to compel or otherwise enforce observance and performance by the Borrower of its duties, covenants, obligations and agreements under Section 2.02(d) hereof (provided, however, that in no event shall the I-Bank have the right to accelerate the Borrower Bond in connection with the enforcement of Section 2.02(d) hereof) and as otherwise provided by the terms and provisions of Section 5.07 hereof.

(b)       The Borrower hereby approves and consents to any assignment or transfer of this Loan Agreement and the Borrower Bond that the I-Bank deems to be necessary in connection with any refunding of the I-Bank Bonds or the issuance of additional bonds under the Bond Indenture or otherwise, all in connection with the pooled loan program of the I-Bank.

SECTION 4.02.       Assignment by Borrower. Neither this Loan Agreement nor the Borrower Bond may be assigned by the Borrower for any reason, unless the following conditions shall be satisfied: (i) the I-Bank and the Trustee shall have approved said assignment in writing; (ii) the assignee shall have expressly assumed in writing the full and faithful observance and performance of the Borrower’s duties, covenants, obligations and agreements under this Loan Agreement and, to the extent permitted under applicable law, the Borrower Bond; and (iii) immediately after such assignment, the assignee shall not be in default in the observance or performance of any duties, covenants, obligations or agreements of the Borrower under this Loan Agreement or the Borrower Bond.

ARTICLE V

EVENTS OF DEFAULT AND REMEDIES

SECTION 5.01.       Events of Default. If any of the following events occur, it is hereby defined as and declared to be and to constitute an “Event of Default”:

(a)       failure by the Borrower to pay, or cause to be paid, any I-Bank Bond Loan Repayment required to be paid hereunder when due;

(b)       failure by the Borrower to make, or cause to be made, any required payments of principal, redemption premium, if any, and interest on any bonds, notes or other obligations of the Borrower issued under the Borrower Bond Resolution (other than the Loan and the Borrower Bond) or otherwise secured by all or a portion of the property pledged under the Borrower Bond Resolution, after giving effect to the applicable grace period;

(c)       failure by the Borrower to pay, or cause to be paid, the Administrative Fee or any late charges incurred hereunder or any portion thereof when due, or to observe and perform any duty, covenant, obligation or agreement on its part to be observed or performed under this Loan Agreement, other than as referred to in subsections (a) and (g) of this Section 5.01, which failure shall continue for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, is given to the Borrower by the I-Bank, unless the I-Bank shall agree in writing to an extension of such time prior to its expiration; provided, however, that if the failure stated in such notice is correctable but cannot be corrected within the applicable period, the I-Bank may not unreasonably withhold its consent to an extension of such time up to 120 days from the delivery of the written notice referred to above if corrective action is instituted by the Borrower within the applicable period and diligently pursued until the failure is corrected;

(d)       any representation made by or on behalf of the Borrower contained in this Loan Agreement, or in any instrument furnished in compliance with or with reference to this Loan Agreement or the Loan, is false or misleading in any material respect;

(e)       a petition is filed by or against the Borrower under any federal or state bankruptcy or insolvency law or other similar law in effect on the date of this Loan Agreement or thereafter enacted, and/or any proceeding with respect to such petition and/or pursuant to any such law shall occur or be pending (including, without limitation, the operation and administration of the Borrower pursuant to any plan of reorganization approved and implemented under any such law), unless in the case of any such petition filed against the Borrower or any such proceeding such petition and such proceeding shall be dismissed within thirty (30) days after such filing and such dismissal shall be final and not subject to appeal or the further jurisdiction of any court; or the Borrower shall become insolvent or bankrupt or shall make an assignment for the benefit of its creditors; or a custodian (including, without limitation, a receiver, liquidator or trustee of the Borrower or any of its property) shall be appointed by court order or take possession of the Borrower or its property or assets if such order remains in effect or such possession continues for more than thirty (30) days;

(f)       the Borrower shall generally fail to pay its debts as such debts become due;

(g)       failure of the Borrower to observe or perform such additional duties, covenants, obligations, agreements or conditions as are required by the I-Bank and specified in each of Exhibit F and Exhibit G attached hereto and made a part hereof; and

(h)       the occurrence of an “Event of Default” pursuant to, and as defined in, (i) the Fund Loan Agreement or (ii) any Construction Financing Program Loan that may be outstanding.

SECTION 5.02.       Notice of Default. The Borrower shall give the Trustee and the I-Bank prompt telephonic notice, confirmed immediately thereafter with a written notice, of the occurrence of any Event of Default referred to in Section 5.01(e) or (f) hereof and of the occurrence of any other event or condition that constitutes an Event of Default at such time as any senior administrative or financial officer of the Borrower becomes aware of the existence thereof.

SECTION 5.03.       Remedies on Default. Whenever an Event of Default referred to in Section 5.01 hereof shall have occurred and be continuing, the Borrower acknowledges the rights of the Trustee to direct any and all remedies in accordance with the terms of the Bond Indenture, and the Borrower also acknowledges that the I-Bank shall have the right to take, or to direct the Trustee to take, any action permitted or required pursuant to the Bond Indenture and to take whatever other action at law or in equity may appear necessary or desirable to collect the amounts then due and thereafter to become due hereunder or to enforce the observance and performance of any duty, covenant, obligation or agreement of the Borrower hereunder.

In addition, if an Event of Default referred to in Section 5.01(a) hereof shall have occurred and be continuing, the I-Bank shall, to the extent allowed by applicable law and to the extent and in the manner set forth in the Bond Indenture, have the right to declare, or to direct the Trustee to declare, all Loan Repayments and all other amounts due hereunder (including, without limitation, payments under the Borrower Bond) together with the prepayment premium, if any, calculated pursuant to Section 3.07 hereof to be immediately due and payable, and upon notice to the Borrower the same shall become due and payable without further notice or demand.

SECTION 5.04.       Attorneys’ Fees and Other Expenses. The Borrower shall on demand pay to the I-Bank or the Trustee the reasonable fees and expenses of attorneys and other reasonable expenses (including, without limitation, the reasonably allocated costs of in-house counsel and legal staff) incurred by either of them in the collection of I-Bank Bond Loan Repayments or any other sum due hereunder or in the enforcement of the observation or performance of any other duties, covenants, obligations or agreements of the Borrower upon an Event of Default.

SECTION 5.05.       Application of Moneys. Any moneys collected by the I-Bank or the Trustee pursuant to Section 5.03 hereof shall be applied (a) first to pay any attorneys’ fees or other fees and expenses owed by the Borrower pursuant to Section 5.04 hereof, (b) second, to the extent available, to pay the Interest Portion then due and payable, (c) third, to the extent available, to pay the principal due and payable on the Loan, (d) fourth, to the extent available, to pay the Administrative Fee, any late charges incurred hereunder or any other amounts due and payable under this Loan Agreement, and (e) fifth, to the extent available, to pay the Interest

Portion and the principal on the Loan and other amounts payable hereunder as such amounts become due and payable.

SECTION 5.06.       No Remedy Exclusive; Waiver; Notice. No remedy herein conferred upon or reserved to the I-Bank or the Trustee is intended to be exclusive, and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Loan Agreement or now or hereafter existing at law or in equity. No delay or omission to exercise any right, remedy or power accruing upon any Event of Default shall impair any such right, remedy or power or shall be construed to be a waiver thereof, but any such right, remedy or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the I-Bank or the Trustee to exercise any remedy reserved to it in this Article V, it shall not be necessary to give any notice other than such notice as may be required in this Article V.

SECTION 5.07.       Retention of I-Bank’s Rights. Notwithstanding any assignment or transfer of this Loan Agreement pursuant to the provisions hereof or of the Bond Indenture, or anything else to the contrary contained herein, the I-Bank shall have the right upon the occurrence of an Event of Default to take any action, including (without limitation) bringing an action against the Borrower at law or in equity, as the I-Bank may, in its discretion, deem necessary to enforce the obligations of the Borrower to the I-Bank pursuant to Section 5.03 hereof.

ARTICLE VI

MISCELLANEOUS

SECTION 6.01.       Notices. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when hand delivered or mailed by registered or certified mail, postage prepaid, (i) to the Borrower at the address specified in Exhibit A-1 attached hereto and made a part hereof and (ii) to the I-Bank and the Trustee at the following respective addresses:

(a)       I-Bank:

New Jersey Infrastructure Bank

3131 Princeton Pike

Building 4, Suite 216

Lawrenceville, New Jersey 08648-2201

Attention: Executive Director

(b)       Trustee:

Zions Bancorporation, National Association d/b/a Zions Bank

401 Liberty Avenue, Suite 1729

Pittsburgh, Pennsylvania 15222

Attention: Corporate Trust Department

Any of the foregoing parties may designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent by notice in writing given to the others.

SECTION 6.02.       Binding Effect. This Loan Agreement shall inure to the benefit of and shall be binding upon the I-Bank and the Borrower and their respective successors and assigns.

SECTION 6.03.       Severability. In the event any provision of this Loan Agreement shall be held illegal, invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

SECTION 6.04.       Amendments, Supplements and Modifications.

(a)       Except as otherwise provided in this Section 6.04, this Loan Agreement may not be amended, supplemented or modified without the prior written consent of the I-Bank and the Borrower and without the satisfaction of all conditions set forth in Section 11.12 of the Bond Indenture. Notwithstanding the conditions set forth in Section 11.12 of the Bond Indenture, (i) Section 2.02(q) hereof may be amended, supplemented or modified upon the written consent of the I-Bank and the Borrower and without the consent of the Trustee or any holders of the I-Bank Bonds, and (ii) Exhibit H hereto may be amended, supplemented or modified prior to the execution and delivery thereof as the I-Bank, in its sole discretion, shall determine to be necessary, desirable or convenient for the purpose of satisfying Rule 15c2-12 and the purpose and intent thereof as Rule 15c2-12, its purpose and intent may hereafter be interpreted from time to time by the SEC or any court of competent jurisdiction, and such amendment, supplement or modification shall not require the consent of the Borrower, the Trustee or any holders of the I-Bank Bonds.

SECTION 6.05.       Execution in Counterparts. This Loan Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 6.06.       Applicable Law and Regulations. This Loan Agreement shall be governed by and construed in accordance with the laws of the State, including the Act and the Regulations, which Regulations are, by this reference thereto, incorporated herein as part of this Loan Agreement.

SECTION 6.07.       Consents and Approvals. Whenever the written consent or approval of the I-Bank or an Authorized Officer of the I-Bank, as the case may be, shall be required pursuant to the provisions of this Loan Agreement, such consent or approval may only be given by the I-Bank or an Authorized Officer of the I-Bank, as the case may be, (i) unless otherwise provided by law or by the rules, regulations or resolutions of the I-Bank, or (ii) unless expressly delegated to the Trustee, and (iii) except as otherwise provided in Section 6.09 hereof. Further, whenever the written consent or approval of the I-Bank or an Authorized Officer of the I-Bank, as the case may be, shall be required pursuant to the provisions of this Loan Agreement, such approval or consent of the I-Bank pursuant to the provisions hereof may be either granted or withheld by the I-Bank in its sole and absolute discretion.

SECTION 6.08.       Captions. The captions or headings in this Loan Agreement are for convenience only and shall not in any way define, limit or describe the scope or intent of any provisions or sections of this Loan Agreement.

SECTION 6.09.       Benefit of Loan Agreement; Compliance with Bond Indenture. This Loan Agreement is executed, among other reasons, to induce the purchase of the I-Bank Bonds. Accordingly, all duties, covenants, obligations and agreements of the Borrower herein contained are hereby declared to be for the benefit of and are enforceable by the I-Bank, the holders of the I-Bank Bonds and the Trustee. The Borrower covenants and agrees to observe and comply with, and to enable the I-Bank to observe and comply with, all applicable duties, covenants, obligations and agreements contained in the Bond Indenture.

SECTION 6.10.       Further Assurances. The Borrower shall, at the request of the I-Bank, authorize, execute, attest, acknowledge and deliver such further resolutions, conveyances, transfers, assurances, financing statements and other instruments as may be necessary or desirable for better assuring, conveying, granting, assigning and confirming the rights, security interests and agreements granted or intended to be granted by this Loan Agreement and the Borrower Bond.

SECTION 6.11.       No Personal Liability. The Borrower hereby acknowledges and agrees that, pursuant to and consistent with the provisions of Section 13 of the Act (N.J.S.A. 58:11B-13), neither the directors of the I-Bank nor any officers of the I-Bank taking any action with respect to the issuance of the I-Bank Bonds or the making of the Loan pursuant to this Loan Agreement shall be liable personally with respect to the I-Bank Bonds or the Loan or any matters or transactions related thereto.

IN WITNESS WHEREOF, the I-Bank and the Borrower have caused this Loan Agreement to be executed, sealed and delivered as of the date first above written.

NEW JERSEY INFRASTRUCTURE BANK
[SEAL]	By:	/s/ Robert A. Briant, Jr.
Robert A. Briant, Jr.
ATTEST:		Chairperson

/s/ David E. Zimmer
David E. Zimmer
Assistant Secretary	MIDDLESEX WATER COMPANY
[SEAL]

	By:	/s/ A. Bruce O’Conner
ATTEST:		Senior Vice President, Treasurer
and Chief Financial Officer
/s/ Jay L. Kooper
Vice President, General Counsel and Secretary

[signature page]